Exhibit 99.4

TII NETWORK TECHNOLOGIES, INC.

2008 EQUITY COMPENSATION PLAN

RESTRICTED STOCK CONTRACT

Granted April  3, 2008

This Restricted Stock Contract (“Contract”) is entered into as of April 3, 2008 pursuant to Paragraphs 3, 4 and 7 of the 2008 Equity Compensation Plan of TII Network Technologies, Inc. (the “Plan”) and evidences the grant, and the terms, conditions and restrictions pertaining thereto, of Restricted Stock awarded to Kenneth A. Paladino (the “awardee”).

1.	Capitalized Terms. Capitalized terms in this Contract have the meaning assigned to them in the Plan, unless this Contract provides, or the context requires, otherwise.

2.	Award of Shares.

(a)     In consideration of the services rendered and to be rendered to TII Network Technologies, Inc. (the “Company”) and/or its Subsidiaries and Parent (if any) by the awardee, the Company acting through the Committee hereby grants to the awardee a Restricted Stock award as of April 3, 2008 (“Award Date”), covering 175,000 shares of the Company’s Common Stock (the “Award Shares”) and subject to the terms, conditions, and restrictions set forth in this Contract. This award is granted pursuant to the Plan and is subject to the terms thereof. If there is any conflict between the terms of the Plan and this Contract, the terms of the Plan will control.

(b)     Notwithstanding the foregoing or any other provision herein, this award of Restricted Stock shall automatically be revoked, no Award Shares may become vested and the awardee shall have no rights and receive no benefit hereunder (including, without limitation, voting rights or dividends) unless and until the stockholders of the Company have approved the Plan as contemplated in Paragraph 1(b) of the Plan.

3.	Period of Restriction.

(a)     For purposes of this Contract, subject (except as provided in Paragraph 2(b)) to earlier vesting or forfeiture as provided below, the period of restriction (the “Period of Restriction”) applicable to the Award Shares is five years from the Award Date (the date of such vesting, whether pursuant to this Paragraph 3(a) or Paragraph 4, being the “Vesting Date”), and the awardee shall become vested in the Award Shares if he is continuously in Company Service (as defined in Paragraph 5) during the period commencing on the Award Date and ending on the Vesting Date.

(b)     Except as otherwise provided pursuant to Paragraph  4, the Award Shares shall be free of restrictions and freely transferable (subject to limitations of applicable securities laws) by the awardee on the Vesting Date.

4.	Change in Control, Cessation of Company Service and Vesting or Forfeiture.

(a)     Notwithstanding Paragraph 3, but subject to Paragraph 2(b), the Award Shares shall vest, on a pro rata basis, upon the first to occur of (i) the occurrence of a Change in Control of the Company, (ii) the awardee’s death or Disability or (iii) the termination of the awardee’s Company Service by the Company without Cause or by the awardee’s Resignation For Good Reason (each an “Early Vesting Event”), in each case at the rate equal to 1/60th of the number of Award Shares for each full month following the Award Date that the awardee is continuously in Company Service from and after the Award Date. When, if and to the extent vesting occurs, the Period of Restriction with respect to the vested Award Shares shall automatically terminate and the vested Award Shares shall be free of restrictions and freely transferable (subject to limitations of applicable securities laws). For purposes hereof, the terms “Change in Control” of the Company, “Cause” and “Resignation For Good Reason” have the meaning assigned to them in that certain Employment Agreement dated as of April 3, 2008 by and between the awardee and the Company.

(b)     If vesting occurs due to an Early Vesting Event which is a Change in Control of the Company as set forth in Paragraphs 4(a)(i) above during the Period of Restriction, any Award Shares still subject to restrictions at the date of such Change in Control and not thereby vested shall continue to be eligible for vesting as provided in Paragraph 3 or on account of a subsequent Early Vesting Event as provided in Paragraph 4(a).

(c)     If the awardee’s Company Service (as defined in Paragraph 5) ceases for any reason during the Period of Restriction, any Award Shares still subject to restrictions at the date of such cessation of Company Service, determined after any vesting due to an Early Vesting Event, shall be automatically forfeited to the Company.

5.	Company Service.

(a)     For purposes hereof, “Company Service” means service as an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent (regardless of the awardee’s having changed from one position to another or having been transferred from one entity to another). Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfers between the Company and/or any Subsidiary or a Parent shall be disregarded and shall not be considered a cessation of Company Service, and changes in status between that of an employee, director or consultant shall be disregarded and shall not be considered a cessation of Company Service.

(b)     Nothing in the Plan or this Contract shall confer upon the awardee any right to continue Company Service or in any way affect any right of the Company to terminate the awardee’s Company Service without prior notice at any time for any or no reason.

6.

Voting Rights. Subject to Paragraph 2(b), during the Period of Restriction, the awardee may exercise full voting rights with respect to the Award Shares by written and timely proxy delivered as directed by the Company.

7.	Dividends and Other Distributions.

(a)     Subject to Paragraph 2(b), during the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares in cash or in property other than Common Stock shall be paid directly to the awardee, whether or not the Award Shares with respect to which such dividends and other distributions are paid are vested.

(b)     Subject to Paragraph 2(b), during the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares in Common Stock shall be deposited with the Company as provided in Paragraph 8. All such dividends and other distributions shall be considered to be additional Award Shares and shall be subject to the same restrictions on transferability, earning, vesting and forfeiture as the Award Shares with respect to which they were paid.

8.	Stock Certificates.

(a)        The stock certificate(s) for the Award Shares shall be registered on the Company’s stock transfer books in the name the awardee in book entry or electronic form or in certificated form as determined by the Committee. If issued in certificated form, physical possession of the stock certificate(s) shall be held by Company until such time as the Period of Restriction lapses. The awardee shall provide a duly executed stock power in blank to the Company as directed by the Committee.

(b)       Any Award Shares issued in book entry or electronic form shall be subject to the following restriction, and any certificate(s) evidencing the Award Shares shall bear the following legend, during the Period of Restriction:

The sale, transfer, pledge, hypothecation or other disposition of the shares represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2008 Equity Compensation Plan of TII Network Technologies, Inc., in the rules, regulations and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Contract. A copy of the Plan, such rules, regulations and procedures, and the applicable Restricted Stock Contract may be obtained from the Secretary of TII Network Technologies, Inc.

9.

Withholding Taxes. The Company shall have the right to retain and withhold the amount of taxes required by any government or governmental authority to be withheld or otherwise deducted and paid with respect to the Award Shares. At its discretion, the Committee may require the awardee to reimburse the Company for any such taxes required to be withheld by the Company and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the awardee an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes or to retain and withhold, or cause to be returned to it, a number of shares having a Fair Market Value on the Vesting Date not less than the amount of such taxes, and cancel any such shares so withheld or returned, in order to reimburse the Company for any such taxes.

10.

Governing Law. The Plan, and this Contract and all related matters, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions that would defer to the laws of another jurisdiction. Any dispute under the Plan, or under this Contract, shall be adjudicated solely and exclusively in the Federal and State Courts having jurisdiction over, or located in, Nassau or Suffolk County, State of New York, and no other Court shall have jurisdiction of the Plan, this Contract, the Award Shares, or any dispute hereunder.

11.	Successors. This Contract shall be binding upon and inure to the benefit of the parties hereto and the successors, assigns, heirs, and legal representatives of the respective parties.

12.

Severability. If any provision of this Contract, or part thereof, is determined to be unenforceable for any reason whatsoever, it shall be severable from the remainder of this Contract and shall not invalidate or affect the other provisions of this Contract, which shall remain in full force and effect and shall be enforceable according to their terms. No covenant shall be dependent upon any other covenant or provision herein, each of which stands independently.

To evidence their Contract to the terms, conditions, and restrictions, the Company and the awardee have signed this Contract as of the date first above written.

TII NETWORK TECHNOLOGIES, INC.	By: /s/ Jennifer E. Katsch Jennifer E. Katsch Vice President-Finance

AWARDEE:	/s/ Kenneth A. Paladino Kenneth A. Paladino